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Exhibit 10.5

AMENDMENT No. 2 to EMPLOYMENT AGREEMENT
between
TENFOLD CORPORATION and NANCY M. HARVEY

        This Amendment No. 2 to Employment Agreement between TenFold Corporation (the "Company") and Nancy M. Harvey ("Employee"), dated January 11, 2001 (the "Amendment") is effective as of May 22, 2002.

        For value received, the sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Employment Agreement between TenFold Corporation and Nancy M. Harvey (the "Agreement") as follows. The capitalized terms used below shall have the meaning assigned to them in the Agreement, unless specifically defined in this Amendment. Any conflict between the Agreement and this Amendment shall be governed by this Amendment.

        The parties hereby agree that, notwithstanding any provision of the Agreement to the contrary, the coverage limits for the Company's directors and officers insurance may be reduced from ten million dollars ($10,000,000) to five million dollars ($5,000,000), effective immediately. Therefore, the parties agree that paragraph 13 (I) (iv) of the Agreement is hereby superseded and replaced in its entirety as set forth below.

          (iv)  The Company shall maintain directors and officers insurance in an amount sufficient to satisfy its obligations to Employee as set forth in this section, but in no event shall such coverage be for less than five million dollars ($5,000,000). Such coverage must be of a type that will continue to protect Employee through whatever date Company ceases payment of premiums.

        Except for the specific amendments set forth above, all terms and conditions of the Agreement shall remain in full force and effect.

        This Amendment constitutes the entire agreement of the parties as to its subject matter and supersedes all oral negotiations and prior writings with respect to such subject matter. This Amendment may not be further amended, modified or canceled except by a writing duly executed by both parties hereto.

        The parties have executed this Amendment No. 2 as of the effective date written above.

TenFold Corporation:
By:	Jeffrey L. Walker, Chairman
Employee:
By:	Nancy M. Harvey

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  Exhibit 10.5